Exhibit 99.1

Pilgrim’s Pride Closes $1.0 Billion Sustainability-Linked Senior Notes Offering

GREELEY, Colo., April 8, 2021 (GLOBE NEWSWIRE) – Pilgrim’s Pride Corporation (NASDAQ: PPC) (the “Company”) today announced it has closed an offering of $1.0 billion in aggregate principal amount of its 4.250% Sustainability-Linked Senior Notes due 2031 (the “Notes”).

The Company intends to use the net proceeds, together with cash on hand, to pay (i) the consideration in connection with the any and all cash tender offer (the “Tender Offer”) that the Company launched for its outstanding 5.750% Senior Notes due 2025 (the “2025 Notes”) pursuant to an Offer to Purchase and Consent Solicitation Statement, dated March 25, 2021 (the “Offer to Purchase”) and (ii) the redemption price in connection with the redemption of any 2025 Notes that remain outstanding following the consummation of the Tender Offer.

The Notes were sold in a private offering exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”). The Notes were sold only to “qualified institutional buyers” pursuant to Rule 144A of the Securities Act and to certain persons outside the United States pursuant to Regulation S of the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the Notes. The Notes have not been registered under the Securities Act, or any state securities laws. Unless so registered, the Notes may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act, and applicable state securities laws.

This press release does not constitute (i) an offer to purchase or a solicitation of an offer to purchase the 2025 Notes or (ii) a notice of redemption for purposes of the redemption provisions of the indenture governing the 2025 Notes. The Tender Offer is being made solely by the Company to the holders of the 2025 Notes pursuant to the Offer to Purchase.

About Pilgrim’s Pride

Pilgrim’s employs approximately 56,400 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com.

Forward-Looking Statements

Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channel, including anti-dumping proceedings and countervailing duty proceedings; and the impact of uncertainties of litigation as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Pilgrim’s Pride Corporation undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:	Dunham Winoto
Investor Relations Pilgrim’s Pride Corporation
IRPPC@pilgrims.com
(970) 506 8192
www.pilgrims.com